Exhibit 99.1

1 Healthcare Trust, Inc. Fourth Quarter 2021 Investor Webcast Presentation

Q4'21 Company Overview

HTI
HEALTHCARE TRUST INC

HTI is a $2.6 billion[1] healthcare REIT with a high-quality portfolio focused on two segments, Medical Office Buildings ("MOB") and Senior Housing Operating Properties ("SHOP")

High Quality Portfolio	✓ High-quality portfolio featuring 202 healthcare properties that are 72% MOB and 28% SHOP[2] ✓ Geographically diversified across 33 states with select concentrations in states that management believes to have favorable demographic tailwinds ✓ High MOB portfolio Occupancy[3] of 91.5% in Q4'21. HTI also has a forward Leasing Pipeline[3] of 29,400 SF that is expected to increase MOB portfolio Occupancy to 92.0% and Annualized Straight-Line Base Rent[3] by $0.7 million[4] ✓ SHOP portfolio Occupancy improved, increasing by 2.1% from 72.0% in Q1'21 to 74.1% in Q4'21, as COVID-19-related headwinds have subsided and the operating environment continues to improve ✓ In 2021, HTI invested $12.9 million in its SHOP portfolio to enhance and improve marketability as management expects demand to rebound strongly as the impacts from COVID-19 dissipate
Diligent Acquisition Program[5]	✓ Closed on 17 properties in 2021, totaling $160 million at a weighted average Cap Rate[3] of 7.7%, featuring an $80 million single-tenant MOB acquisition with nearly 17 years of Lease Term Remaining[3] ✓ Closed on three properties in Q4'21, totaling $13 million at a weighted average cap rate of 7.4% ✓ As compared to 2020, HTI increased its acquisition volume by $50 million from $110 million to $160 million and improved its weighted average Cap Rate by 0.7% from 7.0% to 7.7% ✓ Closed acquisitions in 2021 are expected to generate approximately $14 million of Annualized Straight-Line Base Rent over a weighted average Lease Term Remaining of approximately 8 years[5]
Resilient Performance	✓ Maintained high MOB Occupancy throughout the COVID-19 pandemic of above 91.5% and complete Cash Rent collection in 2021 ✓ Year-over-year, HTI's exposure to MOB assets increased from 63% to 72%[2] in part due to high-quality MOB acquisitions, which management believes to have more predictable cash flows than SHOP assets, and strategic SHOP dispositions
Experienced Management Team	✓ Year-over-year, HTI improved Net Leverage[3] by 4% and increased Liquidity by $175 million, ensuring financial flexibility and acquisition capacity ✓ Proven track record with significant public REIT market experience ✓ SHOP portfolio with a dedicated management team led by John Rimbach along with his key operating personnel from WESTLiving

(1) Based on total real estate investments, at cost of $2.6 billion, net of gross market lease intangible liabilities of $23.5 million as of December 31, 2021.
(2) Percentages are based on NOI for the twelve months ended December 31, 2021 and for the twelve months ended December 31, 2020. See appendix for Non-GAAP reconciliations.
(3) See Definitions in the Appendix for a full description.
(4) Assuming no expirations or terminations and that non-binding letters of intent will lead to a definitive lease that will commence on its contemplated terms, which is not assured. Leases and potential leases in the forward Leasing Pipeline commence at various times throughout 2022. The forward Leasing Pipeline should not be considered an indication of future performance.
(5) Refer to slide 7 for additional information.

2

100% MOB Original Cash Rent Collection

HTI collected all of the original Cash Rent and deferred rent due across the MOB portfolio in 2021 and management expects to continue to collect all Cash Rent due

Quarterly Original Cash Rent Collection Rates



98%
100%
100%
100%
100%
100%
100%
Q2'2020
Q3'2020
Q4'2020
Q1'2021
Q2'2021
Q3'2021
Q4'2021

Note: Percentages are approximate. Collection data as of March 1, 2022. Collection data includes both Cash Rent paid in full and in part pursuant to an amendment to an existing lease agreement to defer for a certain portion of Cash Rent due or otherwise. Collection data excludes Cash Rent paid after March 1, 2022, that would apply to prior quarters. Total rent collected during the period includes both original Cash Rent due and payments made by tenants pursuant to rent deferral agreements. See definition of Cash Rent for further details. This information may not be indicative of any future period. The impact of the COVID-19 pandemic on our future results of operations and liquidity will depend on the overall length and severity of the COVID-19 pandemic, which management is unable to predict.

3

4 (1) Based on square feet as of December 31, 2021 and excludes the SHOP portfolio. Including the SHOP portfolio, portfolio occupan cy would have been 83.7% as of December 31, 2021. (2) Excludes two land assets. (3) Based on total real estate investments, at cost of $2.6 billion, net of gross market lease intangible liabilities of $23.5 mi lli on as of December 31, 2021. (4) See Definitions in the Appendix for a full description. For the SHOP portfolio, weighted by unit count as of December 31, 202 1. As of December 31, 2021, HTI had 4,494 rentable units in our SHOP segment. Portfolio Snapshot High - quality healthcare portfolio featuring an MOB portfolio that is 91% occupied (1) and has embedded long - term rent growth and a 4,500 - unit SHOP portfolio that is operated by two best - in - class healthcare operators and has significant Occupancy upside ($ in millions and SF in thousands) MOB SHOP Rentable Square Feet 5,018 4,133 Properties (2) 146 54 States 28 15 Real Estate assets at cost (3) $1,446 $1,166 Percentage of NOI 71.5% 28.5% Occupancy (4) 91.5% 74.1% Annual Rent Escalations 1.8% Market Rates Weighted Average Remaining Lease Term (4) 4.9 Years N/A

5 72% 28% MOB SHOP PA 16% FL 12% IL 9% GA 9% IA 6% AZ 6% TX 6% CA 5% MI 5% WI 4% Other 22% Dynamic Portfolio Fundamentals HTI is focused on deploying capital into select, high - quality MOB and SHOP assets throughout the United States and increasing portfolio Occupancy Select Geographic Mix (1) Refer to slide 3 for additional information. (2) Percentages are based on NOI for the twelve months ended December 31, 2021. See appendix for a reconciliation of aggregate NOI to aggregate GAAP net income. (3) Based on square feet as of December 31, 2021. $124 million NOI (2) Diversified Geographic Across 33 States High - Quality Portfolio Top 10 States (3) x MOB portfolio diversified across 28 states and primarily features long - term leases to credit - worthy tenants and embedded contractual rental income growth of 1.8% x Actively managed and resilient SHOP portfolio that is now operated by two leading operators and substantial Occupancy upside x Geographically diversified portfolio across 33 states with select state concentrations that management believes to have favorable demographic tailwinds x Complete collection of original Cash Rent and deferred rent due across the MOB portfolio in 2021 (1) Portfolio Highlights MOB SHOP

6 x DaVita (NYSE: DVA) and Fresenius (NYSE: FMS) are industry leading publicly traded companies with a combined market cap of $31 billion (1) x Streamlined SHOP portfolio operators to feature two best - in - class operators from over 15 operators in 2019 x Developed strong tenant relationships with leading medical institutions such as UPMC, a leading health enterprise with over 92,000 employees and 800 clinical locations x HTI remains committed to developing strong partnerships with leading healthcare brands that we believe benefit patients and other stakeholders Strategic Partners HTI partners with top healthcare brands in well - established markets MOB SHOP (1) Market capitalization data as of December 31, 2021.

Diligent Acquisition Program

2021 closed acquisitions of $160 million at a 7.7% weighted average Cap Rate includes three acquisitions closed in Q4'21 for $13 million at a 7.4% weighted average Cap Rate and an $80 million single-tenant MOB acquisition in Q3'21 with nearly 17 years of Lease Term Remaining. 2021 closed acquisitions are expected to generate approximately $14 million in Annualized Straight-Line Base Rent

($ in millions, square feet in thousands and lease term remaining in years)

2021 Closed Transactions	Property Type	State	Number of Properties	Square Feet	Purchase Price[1]	Wtd. Avg. Cap Rate[2]	Wtd. Avg. Lease Term Remaining[3]	Closed
Kingwood Executive Center	MOB: Multi-Tenant	TX	1	29	$6.6		3.1	Closed Q1'21
OrthoOne Hilliard	MOB: Multi-Tenant	OH	1	25	$4.9		5.8	Closed Q2'21
1800 South Douglas MOB	MOB: Single-Tenant	OK	1	21	$5.2		5.6	Closed Q2'21
Fort Wayne Ophthalmology	MOB: Single-Tenant	IN	2	31	$10.9		9.5	Closed Q2'21
Hefner Point MOB	MOB: Multi-Tenant	OK	1	27	$6.9		4.9	Closed Q2'21
Upstate NY MOB Portfolio	MOB: Single-Tenant	NY	4	120	$19.7		3.0	Closed Q2 & Q3'21
St. Luke's Heart & Vascular MOB	MOB: Single-Tenant	PA	1	13	$4.0		6.0	Closed Q3'21
Metro Eye	MOB: Single-Tenant	MI	1	18	$5.6		15.0	Closed Q3'21
Naidu Clinic	MOB: Multi-Tenant	TX	1	10	$3.7		11.9	Closed Q3'21
Marietta Memorial Cancer Center	MOB: Single-Tenant	OH	1	77	$79.9		16.5	Closed Q3'21
Florida Medical Clinic MOB	MOB: Single-Tenant	FL	1	10	$2.5		5.0	Closed Q4'21
Center for Advanced Dermatology	MOB: Single-Tenant	CO	1	8	$3.2		10.0	Closed Q4'21
Pensacola Nephrology MOB	MOB: Multi-Tenant	FL	1	18	$7.1		11.9	Closed Q4'21
Total Closed 2021			**17**	**407**	**$160.2**	**7.7%**	**11.7**	

Q1'2022 Pipeline[4]	Property Type	State	Number of Properties	Square Feet	Purchase Price	Wtd. Avg. Cap Rate	Wtd. Avg. Lease Term Remaining	Status
Millennium Eye MOB	MOB: Multi-Tenant	NJ	1	25	$8.2		9.5	Signed LOI
Total 2021 Closed Transactions + Q1'2022 Pipeline			**18**	**432**	**$168.4**	**7.9%**	**11.1**	

(1) Represents the contract purchase price and excludes acquisition costs which are capitalized per GAAP. The acquisition costs for acquisitions completed during the twelve months ended December 31, 2021, were $1.7 million.
(2) See Definitions in the Appendix for a full description.
(3) Weighted average remaining lease term is based on square feet as of the respective acquisition date for closed transactions.
(4) Includes pipeline as of March 1, 2022. LOIs are non-binding. There can be no assurance these pipeline acquisitions will be completed on their current terms, or at all.

7

Conservative Leverage Profile

HTI

HEALTHCARE TRUST INC

HTI continues to manage its capital structure and improved Net Leverage[3] by 4% and increased Liquidity by $175 million year-over-year, ensuring financial flexibility and acquisition capacity

Debt Capitalization[1] *($mm)*	Q4'20	Q4'21
Mortgage Notes Payable	$550	$592
Fannie Mae Master Revolving Credit Facilities	$355	$355
Total Secured Debt	**$905**	**$947**
Credit Facility – Revolving Credit Facility	$174	–
Credit Facility –Term Loan[1]	$150	$150
Total Unsecured Debt[1]	**$324**	**$150**
Total Debt	**$1,229**	**$1,097**
Weighted Average Interest Rate[2]	**3.6%**	**3.4%**

Key Capitalization Metrics *($mm)*	Q4'20	Q4'21
Net Debt[1][3]	$1,157	$1,037
Liquidity[3]	**$121**	**$296**
Net Leverage[3]	**41.3%**	**37.3%**

Balanced Capital Structure

Mortgage Debt

- $379 million mortgage loan with Capital One, at a 3.7% interest rate fixed by swap, that matures in 2026
- $119 million CMBS loan with KeyBank, at a 4.6% fixed interest rate, that matures in 2028
- In the fourth quarter, HTI completed a $43 million CMBS financing with BMO, at a 2.9% interest rate, that matures in 2031

Credit Facilities

- Fannie Mae Master Credit Facilities: Consists of two facilities between KeyBank and Capital One. The credit facilities had a weighted average interest of 2.53% as of December 31, 2021 and mature in 2026
- Revolving Credit Facility and Term Loan: The revolving credit facility and term loan mature in 2024, with exercise of HTI's extension option, and currently have total commitments of $630 million. HTI had over $236 million of availability on its revolving credit facility to fund acquisitions and general corporate purposes as of December 31, 2021

Capital Markets

- In Q4'21, HTI completed an $87 million Series B Preferred Stock Offering that received a BBB- investment grade rating from Egan-Jones Ratings Company, which management believes to reflect the high-quality and diversified nature of HTI's portfolio
- In Q2'21, HTI also completed a $56 million Series A Preferred Stock follow-on offering that provided attractive capital and financial flexibility

Note: Metrics as of and for the three months ended December 31, 2021. As of December 31, 2021, HTI had $59.7 million of cash and equivalents and the current availability under the revolving credit facility was $236.6 million. HTI is subject to a covenant requiring it to maintain a combination of cash, cash equivalents and availability for future borrowings under the revolving credit facility totaling at least $50.0 million.

(1) Excludes the effect of deferred financing costs, net and mortgage premiums/discounts, net. The equity interests and related rights in our wholly owned subsidiaries that directly own or lease the eligible unencumbered real estate assets comprising the borrowing base of HTI's credit facility are pledged for the benefit of the lenders thereunder. These real estate assets are not available to satisfy other debts and obligations, or to serve as collateral for any new indebtedness, unless the existing indebtedness secured by these properties is repaid or otherwise refinanced.

(2) Weighted average interest rate based on balance outstanding as of December 31, 2021.

(3) See Definitions in the Appendix for a full description.

8

Key Operating Highlights

In 2021, HTI executed on its operating initiatives by focusing on growing its portfolio of high-quality and resilient MOB assets, maintaining high MOB Occupancy and enhancing its balance sheet by improving Net Leverage and Liquidity

Operating Highlights

- ✓ In 2021, HTI completed 17 acquisitions totaling $160 million at a weighted average Cap Rate of 7.7%.
- ✓ Resilient and durable MOBs, combined with 2021 MOB acquisitions, contributed to a 7% increase in total MOB NOI, from $22.1 million in Q4'20 to $23.6 million in Q4'21
- ✓ Maintained high MOB Occupancy throughout the COVID-19 pandemic of above 91.5% and complete Cash Rent collection in 2021
- ✓ Improved Net Leverage[3] by 4% year-over-year as HTI reduced total debt outstanding by repaying all amounts outstanding on HTI's revolving credit facility

Strong Acquisition Pace



$109.6
$160.4
+46%
FY'2020
FY'2021

Durable and Resilient MOB NOI Performance



$22.1
$23.6
+7%
Q4'2020
Q4'2021

Improved Net Leverage



41.3%
37.3%
-4%
Q4'2020
Q4'2021

9

Company Highlights

HTI

HEALTHCARE TRUST INC

HTI remains focused on generating leasing momentum, collecting 100% of the original Cash Rent due across the MOB portfolio and acquiring high-quality MOB properties while constructing a conservative balance sheet

- ✓ ***Collected*** approximately 100% of the Cash Rent due from HTI's MOB portfolio in 2021 and 2020[(1)]
- ✓ ***High-Quality Portfolio*** of 202 healthcare properties comprised of 72% MOB and 28% SHOP properties[(2)]
- ✓ ***Diligent Acquisition Program***[(3)] of over $160 million in 2021 at a 7.7% weighted average Cap Rate as compared to $110 million in 2020 at a 7.0% weighted average Cap Rate. Closed acquisitions in 2021 are expected to generate approximately $14 million in Annualized Straight-Line Base Rent in 2022
- ✓ ***Resilient Performance*** with year-over-year increases in MOB portfolio exposure[(2)] and a forward Leasing Pipeline of 29,400 SF that is expected to increase MOB Occupancy to 92.0%[(4)]
- ✓ ***Conservative Balance Sheet*** with Net Leverage of 37.3%, an improvement of 4% year-over-year, and Liquidity of $296 million[(5)] as of Q4'21
- ✓ ***Streamlined SHOP Portfolio*** operators to feature two best-in-class operators from over 15 operators in 2019
- ✓ ***Experienced Management Team*** with a proven track record and significant public REIT experience

(1) See slide 3 for further details.
(2) Percentages based on NOI for the twelve months ended December 31, 2021. See appendix for Non-GAAP reconciliations.
(3) See slide 7 for further details.
(4) Assuming no expirations or terminations and that non-binding letter of intent will lead to a definitive lease that will commence on its contemplated terms, or at all, which is not assured. Leases and potential leases in the forward Leasing Pipeline commence at various times during 2022. The forward Leasing Pipeline should not be considered an indication of future performance.
(5) See slide 8 for further details. HTI is subject to a covenant requiring it to maintain a combination of cash, cash equivalents and availability for future borrowings under the revolving credit facility totaling at least $50.0 million.

10

11 Experienced Leadership Team Scott Lappetito Chief Financial Officer, Secretary, and Treasurer Mr. Lappetito currently serves as the Chief Financial Officer, Treasurer and Secretary for HTI. Mr. Lappetito previously served as chief accounting officer from April 2019 until December 2021, and was the company’s controller from November 2017 through April 2019. Mr. Lappetito is a certified public accountant in the State of New York, holds a B.S. in accounting from The Pennsylvania State University and an M.B.A. from Villanova University. Leslie D. Michelson Non - Executive Chairman, Audit Committee Chair Mr. Michelson has served as the chairman of Private Health Management, a retainer - based primary care medical practice management company from April 2007 until February 2020, and executive chairman and a director since March 2020. Mr. Michelson served as Vice Chairman and Chief Executive Officer of the Prostate Cancer Foundation, the world’s largest private source of prostate cancer research funding, from April 2002 until December 2006 and served on its board of directors from January 2002 until April 2013. David Ruggiero Vice President, Acquisitions Mr. Ruggiero currently serves as Vice President at the Company’s advisor with a primary focus on acquisitions. Mr. Ruggiero has over 20 years of commercial real estate experience and has advised on over $3 billion in healthcare real estate dispositions, acquisitions and financings. He earned an MS in Finance from Kellstadt Graduate School of Business at DePaul University and a BA from DePaul University. Trent Taylor Vice President, Asset Management Mr. Taylor currently serves as Vice President at the Company’s advisor with a primary focus on asset management and leasing. Mr. Taylor has over 12 years of commercial real estate and development experience. He earned an MS in Real Estate from New York University and BA in Accounting & Finance from the University of Central Florida. Michael Weil Chief Executive Officer Mr. Weil was named Healthcare Trust Inc.’s chief executive officer on August 23, 2018, which went into effect on September 12, 2018. He is a founding partner of AR Global and has served as a leading executive and board member on several publicly - traded and non - traded real estate companies. Additionally, he previously served as the Senior VP of sales and leasing for American Financial Realty Trust. Mr. Weil also served as president of the Board of Directors of the Real Estate Investment Securities Association (n/k/a ADISA). John Rimbach President of Healthcare Facilities Mr. Rimbach brings a strong expertise in seniors housing management which he established over a 30 - year career. Prior to joining the Company’s advisor, Mr. Rimbach served as President/CEO and Founder of WESTLiving , LLC, where he provided overall leadership and strategic direction for this large seniors housing portfolio. Prior to that, Mr. Rimbach served as COO of AF Evans Company Inc. from 1999 to 2008, and was the Development Director of NCB Development Corporation from 1993 to 1999.

12 Dedicated SHOP Team Kimberly Holmes: VP – Operational Analytics ▪ 25 year career in senior housing and hospitality ▪ Her work on financial analysis, planning and benchmarking will translate into operational plans and action items for the portfolio Susan K. Rice, RN: VP – Clinical Operations ▪ 30 year career in the healthcare industry ▪ Extensive knowledge in clinical areas and processes to monitor and validate care outcomes, quality and compliance Patrick Collins: Chief Operating Officer ▪ Patrick’s responsibilities are to drive operational performance of HTI's operator/manager partners ▪ His 26 year career touches upon all aspects of operating a senior housing community John Rimbach: President of Healthcare Facilities ▪ Former President, CEO & Founder of WESTLiving ▪ 30 year career in the financing, development, acquisition, ownership and operation of senior housing portfolios Angie Ehlers: VP – Sales & Marketing ▪ Over her 26 year career, Angie has directed sales and marketing efforts at many senior level positions ▪ Her experience allows her to provide unique insight into markets and product positioning for the HTI SHOP portfolio John Rimbach joined the management team of HTI’s advisor along with his key operating personnel from WESTLiving . This experienced group plays an essential role in managing HTI’s significant operating portfolio

Strong Corporate Governance

HTI HEALTHCARE TRUST INC

Majority Independent Board of Directors, including an audit committee and nominating and corporate governance committee comprised solely of independent directors

Board of Directors



Leslie Michelson
Non-Executive Chairman, Audit Committee Chair
- Chairman of Private Health Management from April 2007 until February 2020, and executive chairman and a director since March 2020
- Vice Chairman and Chief Executive Officer of the Prostate Cancer Foundation, from April 2002 until December 2006 and served on its board of directors from January 2002 until April 2013



Lee M. Elman
Independent Director
- Independent director of the Company since August 2015
- Founder & President of Elman Investors Inc., an international real-estate investment banking firm
- 40+ years of real estate investment experience in the US and abroad
- Mr. Elman holds a J.D. from Yale Law School and a B.A. from Princeton University's Woodrow Wilson School of Public and International Affairs



Edward Rendell
Independent Director
- Independent director of the Company since December 2015
- 45th Governor of the Commonwealth of Pennsylvania from 2003 through 2011
- Mayor of Philadelphia from 1992 through 2000



Elizabeth K. Tuppeny
Independent Director, Nominating and Corporate Governance Committee Chair
- Chief Executive Officer and founder of Domus, Inc., since 1993
- 30 years of experience in the branding and advertising industries, with a focus on Fortune 50 companies
- Ms. Tuppeny also founded EKT Development, LLC to pursue entertainment projects in publishing, feature film and education video games



B.J. Penn
Independent Director
- Mr. Penn serves as president of Penn Construction Group, Inc., and as president and chief executive officer of Genesis IV, LLC
- Mr. Penn is the chairman of the board of directors of Spectra Systems Corporation, is a trustee emeritus at the George Washington University and serves on the boards of the National Trust for the Humanities and the Naval Historic Foundation.



Michael Weil
Director
- Founding partner of AR Global
- Previously served as Senior VP of sales and leasing for American Financial Realty Trust
- Served as president of the Board of Directors of the Real Estate Investment Securities Association (n/k/a ADISA)

13

14 Legal Notice

Disclaimer

HTI
HEALTHCARE TRUST INC

References in this presentation to the "Company," "we," "us" and "our" refer to Healthcare Trust, Inc. ("HTI") and its consolidated subsidiaries.

The statements in this presentation that are not historical facts may be forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause actual results or events to be materially different. Forward-looking statements may include, but are not limited to, statements regarding stockholder liquidity and investment value and returns. The words "anticipates," "believes," "expects," "estimates," "projects," "plans," "intends," "may," "will," "would" and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results may differ materially from those contemplated by such forward-looking statements, including those set forth in the section titled Risk Factors of HTI's Annual Report on Form 10-K for the year ended December 31, 2021 filed on March 18, 2022 and all other filings with the SEC after that date, as such risks, uncertainties and other important factors may be updated from time to time in HTI's subsequent reports. Please see slides 16 and 17 for further information. Further, forward-looking statements speak only as of the date they are made, and HTI undertakes no obligation to update or revise any forward-looking statement to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results, unless required to do so by law.

This presentation includes estimated projections of future operating results. These projections were not prepared in accordance with published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of financial projections. This information is not fact and should not be relied upon as being necessarily indicative of future results; the projections were prepared in good faith by management and are based on numerous assumptions that may prove to be wrong. Important factors that may affect actual results and cause the projections to not be achieved include, but are not limited to, risks and uncertainties relating to the company and other factors described in the section titled Risk Factors of HTI's Annual Report on Form 10-K for the year ended December 31, 2021 filed on March 18, 2022 and all other filings with the SEC after that date. The projections also reflect assumptions as to certain business decisions that are subject to change. As a result, actual results may differ materially from those contained in the estimates. Accordingly, there can be no assurance that the estimates will be realized.

This presentation includes certain non-GAAP financial measures, including net operating income ("NOI"). NOI is a non-GAAP measures of our financial performance and should not be considered as alternatives to net income as a measure of financial performance, or any other performance measure derived in accordance with GAAP and they should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. The reconciliations of net income to NOI for the applicable period are set forth on slide 20 to this presentation.

Securities Ratings
A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. Each rating agency has its own methodology for assigning ratings and, accordingly, each rating should be evaluated independently of any other rating.

15

Forward Looking Statements

HTI
HEALTHCARE TRUST INC

Certain statements made in this presentation are "forward-looking statements" (as defined in Section 21E of the Exchange Act), which reflect the expectations of the Company regarding future events. The forward-looking statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those contained in the forward-looking statements. Such forward-looking statements include, but are not limited to, market and other expectations, objectives, and intentions, as well as any other statements that are not historical facts.

Our potential risks and uncertainties are presented in the section titled Risk in the section titled "Item 1A-Risk Factors" disclosed in our Annual Report on Form 10-K for the year ended December 31, 2021 filed with the SEC on March 18, 2022 and all other filings with the SEC after that date. We disclaim any obligation to update and revise statements contained in these materials to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law. The following are some of the risks and uncertainties relating to us, although not all risks and uncertainties, that could cause our actual results to differ materially from those presented in our forward-looking statements:

- Our operating results are affected by economic and regulatory changes that have an adverse impact on the real estate market in general.
- Our property portfolio has a high concentration of properties located in Florida. Our properties may be adversely affected by economic cycles and risks inherent to those states.
- Our Credit Facility restricts us from paying cash distributions on or repurchasing our common stock until we satisfy certain conditions and there can be no assurance we will be able to resume paying distributions on our common stock, and at what rate, or continue paying dividends on our 7.375% Series A Cumulative Redeemable Perpetual Preferred Stock, $0.01 par value per share (the "Series A Preferred Stock") and our 7.125% Series B Cumulative Redeemable Perpetual Preferred Stock, par value $0.01 par value per share (the "Series B Preferred Stock").
- Our Credit Facility restricts our ability to use cash that would otherwise be available to us, and there can be no assurance our available liquidity will be sufficient to meet our capital needs.
- We are subject to risks associated with a pandemic, epidemic or outbreak of a contagious disease, such as the ongoing global COVID-19 pandemic, including negative impacts on our tenants and operators and their respective businesses.
- Starting in March 2020, the COVID-19 pandemic and measures to prevent its spread began to affect us in a number of ways. Occupancy in our SHOP portfolio has trended lower since the second half of March 2020 to a low of 72.0% as of March 31, 2021 and has subsequently begun to recover, reaching 74.1% as of December 31, 2021, as government policies and implementation of infection control best practices and prospective residents' concerns about communal-setting COVID-19 spread limited resident move-ins. We have also continued to experience lower inquiry volumes and reduced in-person tours. These and other impacts of the COVID-19 pandemic have affected and could continue to affect our ability to fill vacancies.
- Inflation and continuing increases in the inflation rate will have an adverse effect on our investments and results of operations.
- No public market currently exists, or may ever exist, for shares of our common stock and our shares are, and may continue to be, illiquid.
- In owning properties we may experience, among other things, unforeseen costs associated with complying with laws and regulations and other costs, potential difficulties selling properties and potential damages or losses resulting from climate change.

16

17 Forward Looking Statements (Continued) • We focus on acquiring and owning a diversified portfolio of healthcare - related assets located in the United States and are subje ct to risks inherent in concentrating investments in the healthcare industry. • The healthcare industry is heavily regulated, and we and our tenants may be impacted by new laws or regulations, including th e C ARES Act and the auditing and reporting requirements instituted by the CARES Act, changes to existing laws or regulations. • Loss of licensure or failure to obtain licensure could result in the inability of tenants to make lease payments to us. • We depend on tenants for our rental revenue and, accordingly, our rental revenue is dependent upon the success and economic v iab ility of our tenants. Lease terminations, tenant default and bankruptcy have adversely affected and could in the future adversely affect our income and c ash flow. • We assume additional operating risks and are subject to additional regulation and liability because we depend on eligible ind epe ndent contractors to manage some of our facilities. • We have substantial indebtedness and may be unable to repay, refinance, restructure or extend our indebtedness as it becomes due . Increases in interest rates could increase the amount of our debt payments. We will likely incur additional indebtedness in the future. • We depend on our Advisor and our Property Manager to provide us with executive officers, key personnel and all services requi red for us to conduct our operations and our operating performance may be impacted by an adverse changes in the financial health or reputation of our Advisor and our Property Manager. • All of our executive officers face conflicts of interest, such as conflicts created by the terms of our agreements with the A dvi sor and compensation payable thereunder, conflicts allocating investment opportunities to us, and conflicts in allocating their time and attention to our mat ters. Conflicts that arise may not be resolved in our favor and could result in actions that are adverse to us. • We have long - term agreements with our Advisor and its affiliates that may be terminated only in limited circumstances and may re quire us to pay a termination fee in some cases. • Estimated Per - Share NAV may not accurately reflect the value of our assets and may not represent what a stockholder may receive on a sale of the shares, what they may receive upon a liquidation of our assets and distribution of the net proceeds or what a third party may pay to acquire us . • The stockholder rights plan adopted by our board of directors, our classified board and other aspects of our corporate struct ure and Maryland law may discourage a third party from acquiring us in a manner that might result in a premium price to our stockholders. • Restrictions on share ownership contained in our charter may inhibit market activity in shares of our stock and restrict our bus iness combination opportunities. • We may fail to continue to qualify as a REIT.

18 Appendix

19 Definitions Annualized Straight - Line Base Rent : Represents the total contractual base rents on a straight - line basis to be received throughout the duration of the lease currently in place expressed as a per annum value . Includes adjustments for non - cash portions of rent . Cap Rate : Capitalization rate is a rate of return on a real estate investment property based on the expected, annualized straight - lined rental income that the property will generate under its existing lease during its first year of ownership . Capitalization rate is calculated by dividing the annualized straight - lined rental income the property will generate (before debt service and depreciation and after fixed costs and variable costs) and the purchase price of the property . The weighted average capitalization rate is based upon square feet . Cash Rent : Represents total of all contractual rents on a cash basis due from tenants as stipulated in the originally executed lease agreements at inception or any lease amendments thereafter prior to a rent deferral agreement (see slide 3 for further information) . We calculate “original Cash Rent collections” by comparing the total amount of rent collected during the period to the original Cash Rent due . Total rent collected during the period includes both original Cash Rent due and payments made by tenants pursuant to rent deferral agreements . Leasing Pipeline : Includes ( i ) all leases fully executed by both parties as of March 1 , 2022 , but after December 31 , 2021 and (ii) all leases under negotiation with an executed LOI by both parties as of March 1 , 2022 . This represents six executed new leases totaling approximately 17 , 000 square feet and five LOIs totaling approximately 12 , 300 square feet . No lease terminations or expirations occurred during this period . There can be no assurance that the LOIs will lead to definitive leases or will commence on its current terms, or at all . Leasing pipeline should not be considered an indication of future performance . Lease Term Remaining : Current portfolio calculated from December 31 , 2021 . Weighted based on square feet . Liquidity : As of December 31 , 2021 , HTI had $ 59 . 7 million in cash and cash equivalents, and $ 236 . 6 million available for future borrowings under the HTI's credit facility . As of December 31 , 2020 , HTI had $ 72 . 4 million in cash and cash equivalents, and $ 48 . 3 million available for future borrowings under HTI's credit facility . Net Debt : Total gross debt of $ 1 . 1 billion per slide 8 less cash and cash equivalents of $ 59 . 7 million as of December 31 , 2021 . NOI : Defined as a non - GAAP financial measure used by us to evaluate the operating performance of our real estate . NOI is equal to revenue from tenants, less property operating and maintenance . NOI excludes all other items of expense and income included in the financial statements in calculating net income (loss) . Net Leverage : Represents “Net Debt” as defined above as debt less cash and cash equivalents divided by total assets of $ 2 . 2 billion (which includes cash and cash equivalents) plus accumulated depreciation and amortization of $ 562 . 7 million as of December 31 , 2021 . Occupancy : For MOB properties, occupancy represents percentage of square footage of which the tenant has taken possession of divided by the respective total rentable square feet as of the date or period end indicated . For SHOP, occupancy represents total units occupied divided by total units available as of the date or period end indicated .

20 Reconciliation of Non - GAAP Metrics: NOI Twelve Months Ended December 31, 2021 (In thousands) Medical Office Buildings Seniors Housing — Operating Properties Consolidated Revenue from tenants $ 122,867 $ 206,488 $ 329,355 Property operating and maintenance (34,480) (171,333) (205,813) NOI $ 88,387 $ 35,155 123,542 Impairment charges (40,951) Operating fees to related parties (24,206) Acquisition and transaction related (2,714) General and administrative (16,828) Depreciation and amortization (79,926) Interest expense (47,900) Interest and other income 61 Gain on sale of real estate investments 3,648 Loss on non - designated derivatives (37) Income tax expense (203) Net income attributable to non - controlling interests 260 Allocation for preferred stock (7,762) Net loss attributable to stockholders $ (92,942) Twelve Months Ended December 31, 2020 (In thousands) Medical Office Buildings Seniors Housing — Operating Properties Consolidated Revenue from tenants $ 119,824 $ 261,788 $ 381,612 Property operating and maintenance (32,812) (210,736) (243,548) NOI $ 87,012 $ 51,052 138,064 Impairment charges (36,446) Operating fees to related parties (23,922) Acquisition and transaction related (173) General and administrative (21,572) Depreciation and amortization (81,053) Interest expense (51,519) Interest and other income 44 Gain on sale of real estate investments 5,230 Loss on non - designated derivatives (102) Income tax expense (4,061) Net loss attributable to non - controlling interests 303 Allocation for preferred stock (2,968) Net loss attributable to stockholders $ (78,781)

21 Reconciliation of Non - GAAP Metrics: NOI Three Months Ended December 31, 2021 (In thousands) Medical Office Buildings Seniors Housing — Operating Properties Consolidated Revenue from tenants $ 32,115 $ 50,638 $ 82,753 Property operating and maintenance (8,507) (45,173) (53,680) NOI $ 23,608 $ 5,465 29,073 Impairment charges (7,350) Operating fees to related parties (6,355) Acquisition and transaction related (261) General and administrative (3,510) Depreciation and amortization (20,536) Interest expense (11,884) Interest and other income 1 Gain on sale of real estate investments 1,364 Loss on non - designated derivatives 69 Income tax expense (41) Net income attributable to non - controlling interests 31 Allocation for preferred stock (3,360) Net loss attributable to stockholders $ (22,759) Three Months Ended December 31, 2020 (In thousands) Medical Office Buildings Seniors Housing — Operating Properties Consolidated Revenue from tenants $ 29,920 $ 60,958 $ 90,878 Property operating and maintenance (7,856) (52,503) (60,359) NOI $ 22,064 $ 8,455 30,519 Impairment charges (3,604) Operating fees to related parties (5,953) Acquisition and transaction related 507 General and administrative (6,950) Depreciation and amortization (20,464) Interest expense (12,842) Interest and other income 1 Gain on sale of real estate investments 2,924 Loss on non - designated derivatives (57) Income tax expense (3,983) Net loss attributable to non - controlling interests (80) Allocation for preferred stock (744) Net loss attributable to stockholders $ (20,726)

22 HealthcareTrustInc.com ▪ For account information, including balances and the status of submitted paperwork, please call us at (866) 902 - 0063 ▪ Financial Advisors may view client accounts at www.computershare.com/advisorportal ▪ Shareholders may access their accounts at www.computershare.com/hti